Exhibit 99.n.(4)

POWER OF ATTORNEY

The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint James M. Jacobs and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registration number 333-106757 under the Securities Act of 1933 and registration number 811-21394 under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson	December 19, 2011
Philip Nelson

/s/ Richard Guebert, Jr.	December 19, 2011
Richard Guebert, Jr.

/s/ Robert Gehrke	December 19, 2011
Robert Gehrke

/s/ Charles Cawley	December 19, 2011
Charles Cawley

/s/ Wayne Anderson	December 19, 2011
Wayne Anderson

/s/ Brad Temple	December 19, 2011
Brad Temple

/s/ Scott Halpin	December 19, 2011
Scott Halpin

/s/ Randy Poskin	December 19, 2011
Randy Poskin

/s/ David Meiss	December 19, 2011
David Meiss

/s/ David Serven	December 19, 2011
David Serven

/s/ Terry Pope	December 19, 2011
Terry Pope

/s/ Dale Hadden	December 19, 2011
Dale Hadden

/s/ Troy Uphoff	December 19, 2011
Troy Uphoff

/s/ Chris Hausman	December 19, 2011
Chris Hausman

/s/ Dennis Green	December 19, 2011
Dennis Green

/s/ Steve Hosselton	December 19, 2011
Steve Hosselton

/s/ Chad Schutz	December 19, 2011
Chad Schutz

/s/ Darryl Brinkmann	December 19, 2011
Darryl Brinkmann

/s/ J.C. Pool	December 19, 2011
J.C. Pool

/s/ James Anderson	December 19, 2011
James Anderson